EXHIBIT 23.5

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of PalmSource Inc. on Form S-4 of our report dated February 22, 2000, on the balance sheet of peanutpress.com, Inc., as of December 31, 1999, and the related statements of operations, stockholders’ deficit and cash flows for the year then ended, and to the reference to us under the heading “Experts” in such prospectus which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

Denver, Colorado

July 1, 2003